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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                                 March 16, 2000
                   Date of Report (Date of earliest reported)

                             LARGO VISTA GROUP LTD.
               (Exact name of registrant as specified in charter)

             Nevada                     000-30426                76-0434540
(State of incorporation or other    (Commission File           (IRS Employer
          jurisdiction)                  Number)             Identification No.)


                           4570 Campus Drive, Suite 24
                             Newport Beach, CA 92660
                    (Address of principal executive offices)

                                 (949) 252-2180
               Registrant's telephone number, including area code

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ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The Company engaged Jaack (Jack) Olesk, CPA ("Olesk") as its certifying accountant as of December 15, 2000 for the Company's fiscal year ending December 31, 2000. Olesk had previously served as the Company's certifying accountant until his resignation on March 16, 2000.

         On April 24, 2001, Olesk resigned as the Company's certifying accountant. Olesk's reports on the financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that his report for the years ended December 31, 2000 and 1999 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2000 and 1999 , and the subsequent interim period through April 24, 2001, the Company has not had any disagreements with Olesk on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of May 2, 2001 for the Company's fiscal year ending December 31, 2001. The Company has not consulted Stefanou previously.

         Olesk's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.
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16 Letter from Jaack (Jack) Olesk to the Commission, dated April 24, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  May 16, 2001

                                         /s/ Daniel J. Mendez
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                                           Daniel J. Mendez
                                           President